Exhibit 99

PRESS RELEASE  DATED October 25, 2006

BEMIS COMPANY, INC.

One Neenah Center, 4th Floor

P.O. Box 669

Neenah, Wisconsin  54957-0669

For additional information please contact:

Melanie E. R. Miller

Vice President, Investor Relations

and Treasurer

(920)527-5045

FOR IMMEDIATE RELEASE

BEMIS COMPANY REPORTS THIRD QUARTER RESULTS

NEENAH, WISCONSIN, October 25, 2006 – Bemis Company, Inc. (NYSE-BMS) today reported quarterly diluted earnings of $0.45 per share for the third quarter ended September 30, 2006, which included $0.03 per share of restructuring and related charges.  Excluding the impact of restructuring and related charges, diluted earnings would have been $0.48 per share for the third quarter of 2006 compared to $0.41 per share for the same quarter of 2005, an 18.7 percent improvement.  (See attached schedule: “Reconciliation of Non-GAAP Data”.)  Third quarter net sales increased 3.8 percent to a third quarter record of $903.3 million from $870.1 million in the prior year.

Commenting on the results of the third quarter, Jeff Curler, Bemis Company’s Chairman, President and Chief Executive Officer, said, “I am pleased to report strong earnings growth again this quarter.  Our capacity expansion efforts in key product lines are on schedule, and our 2006 restructuring effort to consolidate capacity into more efficient facilities is nearly complete.  Our market-focused business teams are successfully implementing growth strategies aimed at maintaining our leadership positions in key markets and growing our position in new product markets and regions of the world.”

BUSINESS SEGMENTS

Flexible Packaging

Flexible packaging, which represented about 83 percent of total Company net sales during the quarter, reported record net sales of $749.1 million in the third quarter, an increase of 3.6 percent compared to the same quarter in 2005.  Currency effects accounted for sales growth of 2.0 percent.  Segment operating profit for the third quarter of 2006 was $92.0 million, or 12.3 percent of net sales, which included restructuring and related charges of $5.1 million.  Restructuring and related charges of $5.1 million reflect the costs associated with our previously announced facility consolidation efforts that include the closure of five flexible packaging plants.  Segment operating profit for the third quarter of 2005 was $89.0 million.  Excluding restructuring and related charges, segment operating profit as a percentage of net sales would have increased to 13.0 percent from 12.3 percent a year ago.

Commenting on the flexible packaging business segment results for the quarter, Curler said, “We have accomplished a significant culture change in our flexible packaging segment this year.  While our core aptitude for innovation, value-added products and customer intimacy continue to drive top line growth, we are improving the efficiency of our capital assets with productivity initiatives and quality-oriented cost management efforts.  These improvements will continue to spread throughout the organization and deliver a greater return on capital and a more efficient platform for future expansion.  This quarter, we enjoyed strong sales growth in our largest market, meat and cheese, and double-digit sales growth in a number of other important markets, including medical device, health and hygiene, bakery, multipack and pet products.   Raw material cost increases during the third quarter dampened operating margins as selling price adjustments lagged cost increases.  Sales mix improvements offset some of the short-term impact of the raw material cost increases.  Our customers have announced growth strategies that depend on the success of innovative new products and marketing initiatives.  We are pleased to be an integral player in these customer growth strategies and are well-positioned to meet the demands of our markets.”

Pressure Sensitive Materials

Third quarter net sales from the pressure sensitive materials business segment were $154.2 million, a 4.8 percent increase from the third quarter of 2005.  Currency effects accounted for sales growth of 2.3 percent.  Segment operating profit of $11.4 million, or 7.4 percent of net sales, included restructuring and related charges of $0.6 million related to the previously announced closure of one plant.  Excluding the impact of these charges, segment operating profit would have been $12.0 million or 7.8 percent of net sales for the quarter compared to the third quarter of 2005 when segment operating profit was $8.7 million or 5.9 percent of net sales.

Commenting on the results of the pressure sensitive materials business segment, Curler noted, “This segment has achieved steady improvement in operating profit.  We have substantially improved production efficiencies to create added capacity and reduced waste to control costs.  Continued volume growth, especially in the higher margin graphic and technical product lines, is evidence of the strength of this business and an effective growth strategy.   Product innovation and ongoing quality service improvements will be an integral part of this segment’s future sales growth.”

Restructuring and Related Charges

In January of 2006, the Company announced the planned closure of five flexible packaging facilities and one pressure sensitive materials facility in order to consolidate production capacity and improve overall cost structure and efficiency.  These efforts were substantially complete as of September 30, 2006.  Restructuring and related charges incurred during the third quarter totaled $5.5 million, primarily related to employee costs and recorded as a component of other costs (income).

Other Costs (Income), Net

During the third quarter of 2006, other costs and income included $5.0 million of costs resulting from the 2006 restructuring activities.  These charges were offset by $5.5 million of financial income and a $4.4 million favorable resolution of a litigated foreign excise tax liability.

Capital Structure

Total debt to total capitalization was 32.2 percent at September 30, 2006, compared to 35.7 percent at December 31, 2005.   Total debt as of September 30, 2006 was $781.7 million, a decrease of $62.4 million from the balance of $844.1 million at December 31, 2005.  Strong cash flows for the nine months ended September 30, 2006, were used to support dividend payments, a strong 2006 capital expenditure program, share repurchases and debt reduction.

2006 Earnings Outlook

Management expects fourth quarter 2006 diluted earnings per share to be in the range of $0.41 to $0.44 per share including a restructuring charge of approximately $0.04 per share.  Management continues to expect capital expenditures to be in the $175 to $185 million range for 2006.

Presentation of Non-GAAP Information

Some of the information presented in this press release reflects adjustments to “As reported” results to exclude certain amounts related to the Company’s restructuring initiative.  This adjusted information should not be construed as an alternative to the reported results determined in accordance with generally accepted accounting principles in the United States of America (GAAP).  It is provided solely to assist in an investor’s understanding of the impact of the Company’s restructuring initiative on the comparability of the Company’s operations.  A reconciliation of the GAAP amounts to the non-GAAP amounts is included with this press release.  Additional details related to these non-GAAP disclosures are provided in the Form 8-K that the Company filed with the Securities and Exchange Commission on the date of this press release.

Forward Looking Statements

Statements in this release that are not historical, including statements relating to the expected future performance of the Company, are considered “forward-looking” and are presented pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995.  Such content is subject to certain risks and uncertainties, including but not limited to future changes in cost or availability of raw materials, changes in customer order patterns, the results of competitive bid processes, estimates of restructuring and related charges, foreign currency fluctuations and changes in prevailing market interest rates.  Actual future results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors which are detailed in the Company’s regular SEC filings including the most recently filed Form 10-K for the year ended December 31, 2005.

Bemis Company, Inc. will Webcast an investor telephone conference regarding its third quarter 2006 financial results this morning at 10 a.m., Eastern Daylight Time.  Individuals may listen to the call on the Internet at www.bemis.com under “Investor Relations”.  However, they are urged to check the website ahead of time to ensure their computers are configured for the audio stream.  Instructions for obtaining the required, free, downloadable software are available in a pre-event system test on the site.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide.  Founded in 1858, the Company reported 2005 net sales of $3.5 billion.  The Company’s flexible packaging business has a strong technical base in polymer chemistry, film extrusion, coating and laminating, printing and converting. The Company’s pressure sensitive materials business specializes in adhesive technologies.  Headquartered in Neenah, Wisconsin, Bemis employs about 16,000 individuals in 56 manufacturing facilities in 10 countries around the world.  More information about the Company is available at our website, www.bemis.com.

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF INCOME

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	Sept 30,		Sept 30,
	2006	2005	2006	2005

Net sales	$903,332	$870,145	$2,738,766	$2,581,902

Costs and expenses:
Cost of products sold	729,262	697,410	2,211,085	2,085,997
Selling, general and administrative expenses	81,191	82,848	249,746	250,512
Research and development	6,088	5,933	18,879	17,767
Interest expense	11,653	9,830	37,528	28,170
Other costs (income), net	(4,428)	(748)	(1,710)	1,131
Minority interest in net income	985	1,704	2,447	4,097

Income before income taxes	78,581	73,168	220,791	194,228

Provision for income taxes	30,600	29,000	86,100	76,600

Net income	$47,981	$44,168	$134,691	$117,628

Basic earnings per share of common stock	$.46	$.42	$1.28	$1.10

Diluted earnings per share of common stock	$.45	$.41	$1.26	$1.09

Cash dividends paid	$.19	$.18	$.57	$.54

Weighted average common shares outstanding	104,836	106,267	104,874	106,814

Weighted average common shares and common stock equivalents outstanding	106,688	107,637	106,697	108,193

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(dollars in thousands)

(unaudited)

	Sept 30,	Dec 31,
	2006	2005
ASSETS
Cash	$105,427	$91,125
Accounts receivable, net	469,073	436,035
Inventories, net	470,735	420,950
Prepaid expenses	50,120	39,700
Total current assets	1,095,355	987,810

Property and equipment, net	1,158,503	1,143,539

Goodwill	600,082	581,419
Other intangible assets, net	103,333	105,580
Deferred charges and other assets	137,969	146,252
Total	841,384	833,251

TOTAL ASSETS	$3,095,242	$2,964,600

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current portion of long-term debt	$17,061	$3,907
Short-term borrowings	51,595	50,107
Accounts payable	396,806	327,569
Accrued salaries and wages	78,928	79,056
Accrued income and other taxes	24,916	13,681
Total current liabilities	569,306	474,320

Long-term debt, less current portion	713,069	790,107
Deferred taxes	155,291	168,447
Deferred credits and other liabilities	136,342	154,679
Total liabilities	1,574,008	1,587,553

Minority interest	27,834	27,692

Stockholders’ equity:
Common stock issued (116,108,801 and 115,978,746 shares)	11,611	11,598
Capital in excess of par value	312,896	267,274
Retained income	1,410,669	1,337,590
Other comprehensive income (loss)	75,840	32,706
Treasury common stock (11,272,771 and 10,672,771 shares)	(317,616)	(299,813)
Total stockholders’ equity	1,493,400	1,349,355

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,095,242	$2,964,600

BEMIS COMPANY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(unaudited)

	Nine Months Ended Sept 30,
	2006	2005
Cash flows from operating activities
Net income	$134,691	$117,628
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	118,075	117,551
Minority interest in net income	2,447	4,097
Excess tax benefit from share-based payment arrangements	(864)
Stock award compensation	8,368	10,569
Deferred income taxes	(12,525)	12,142
Loss (income) of unconsolidated affiliated company	114	(395)
Loss (gain) on sales of property and equipment	912	433
Non-cash restructuring related activities	11,031	(412)
Proceeds from cash flow hedge		6,079
Changes in working capital, net of effects of acquisitions	5,809	(16,297)
Net change in deferred charges and credits	20,457	2,295

Net cash provided by operating activities	288,515	253,690

Cash flows from investing activities
Additions to property and equipment	(114,524)	(122,511)
Business acquisitions and adjustments, net of cash acquired	(10,800)	(237,079)
Proceeds from sales of property and equipment	748	296
Proceeds from the sale of restructuring related assets		4,664

Net cash used in investing activities	(124,576)	(354,630)

Cash flows from financing activities
Proceeds from issuance of long-term debt		296,548
Repayment of long-term debt	(47,335)	(100,030)
Net borrowing (repayment) of commercial paper	(32,704)	39,710
Net borrowing (repayment) of short-term debt	9,730	22,162
Cash dividends paid to stockholders	(61,612)	(57,680)
Common stock purchased for the treasury	(17,803)	(49,469)
Excess tax benefit from share-based payment arrangements	864
Stock incentive programs	51	1,366

Net cash provided (used) by financing activities	(148,809)	152,607

Effect of exchange rates on cash	(828)	5,114

Net (decrease) increase in cash	14,302	56,781

Cash balance at beginning of year	91,125	93,898

Cash balance at end of period	$105,427	$150,679

BEMIS COMPANY, INC. AND SUBSIDIARIES

OPERATING PROFIT AND PRETAX PROFIT

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Flexible Packaging operating profit	$92.0	$89.0	$251.5	$239.6

Pressure Sensitive Materials operating profit	$11.4	$9.6	$41.0	$26.5

General Corporate Expenses	$(12.1)	$(13.9)	$(31.8)	$(39.6)

Interest Expense	$(11.7)	$(9.8)	$(37.5)	$(28.2)

Minority Interest in Net Income	$(1.0)	$(1.7)	$(2.4)	$(4.1)

Income before Income Taxes	$78.6	$73.2	$220.8	$194.2

BEMIS COMPANY, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP DATA

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Reconciliation of GAAP to Non-GAAP Operating Profit and Operating Profit as a Percentage of Net Sales by Segment

Flexible Packaging
Net Sales	$749.1	$723.0	$2,256.8	$2,135.7

Operating Profit as reported	$92.0	$89.0	$251.5	$239.6

Non-GAAP adjustments:
Restructuring and related charges (income)	$5.1	$0.0	$24.8	$0.5

Operating Profit as adjusted (non-GAAP)	$97.1	$89.0	$276.3	$240.1

Operating Profit as a percentage of Net Sales
As Reported	12.3%	12.3%	11.1%	11.2%
As Adjusted (non-GAAP)	13.0%	12.3%	12.2%	11.2%

Pressure Sensitive Materials
Net Sales	$154.2	$147.2	$481.9	$446.2

Operating Profit as reported	$11.4	$9.6	$41.0	$26.5

Non-GAAP adjustments:
Restructuring and related charges (income)	$0.6	$(0.9)	$0.9	$(0.9)

Operating Profit as adjusted (non-GAAP)	$12.0	$8.7	$41.9	$25.6

Operating Profit as a percentage of Net Sales
As Reported	7.4%	6.5%	8.5%	5.9%
As Adjusted (non-GAAP)	7.8%	5.9%	8.7%	5.7%

Reconciliation of GAAP to Non-GAAP Earnings per Share

Diluted earnings per share as reported	$0.450	$0.410	$1.262	$1.087

Non-GAAP adjustments per share, net of taxes:
Restructuring and related charges (income)	$0.031	$(0.005)	$0.146	$(0.004)

Diluted earnings per share as adjusted (non-GAAP)	$0.481	$0.405	$1.408	$1.083